EXHIBIT 99.2
FANNIE MAE
MONTHLY SUMMARY

MARCH 2006
HIGHLIGHTS FOR MARCH INCLUDE:
•	Fannie Mae’s book of business grew at a compound annualized rate of 7.5 percent in March, driven primarily by outstanding MBS, which grew at a 10.7 percent compound annualized rate.
•	The gross mortgage portfolio increased slightly during the month, driven by portfolio purchases of $14.2 billion, which outpaced portfolio liquidations of $11.4 billion and portfolio sales of $2.5 billion.
•	Total business volume increased to $47.3 billion, compared with $45.0 billion the previous month, driven by a rise in portfolio purchases.
•	Net retained commitments rose to $16.6 billion in March. It is expected that approximately a quarter of these commitments will settle at regular intervals during the balance of this year.
•	The conventional single-family delinquency rate (90 days or more delinquent) fell three basis points in February to 0.74 percent. The multifamily delinquency rate (60 days or more delinquent) remained stable at 0.27 percent.
•	The duration gap on Fannie Mae’s portfolio averaged zero months in March.
MORTGAGE MARKET HIGHLIGHTS:
•	The ARM share of the number of conventional mortgage applications decreased to a 6-month low of 29.6 percent in March from 30.3 percent the prior month.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
April 2005	$851,936	(16.3%)	$1,445,353	3.7%	$2,297,288	(4.3%)
May 2005	828,079	(28.9%)	1,464,884	17.5%	2,292,963	(2.2%)
June 2005	808,225	(25.3%)	1,485,149	17.9%	2,293,374	0.2%
July 2005	788,786	(25.3%)	1,498,717	11.5%	2,287,503	(3.0%)
August 2005	768,280	(27.1%)	1,520,943	19.3%	2,289,223	0.9%
September 2005	727,824	(47.8%)	1,573,810	50.7%	2,301,634	6.7%
October 2005	717,254	(16.1%)	1,587,014	10.6%	2,304,268	1.4%
November 2005	715,532	(2.8%)	1,594,277	5.6%	2,309,808	2.9%
December 2005	727,173	21.4%	1,598,079	2.9%	2,325,251	8.3%
Full year 2005	$727,173	(19.6%)	$1,598,079	13.9%	$2,325,251	0.8%

January 2006	$725,287	(3.1%)	$1,613,005	11.8%	$2,338,291	6.9%
February 2006	720,815	(7.2%)	1,630,900	14.2%	2,351,715	7.1%
March 2006	721,125	0.5%	1,644,793	10.7%	2,365,918	7.5%
YTD 2006	$721,125	(3.3%)	$1,644,793	12.2%	$2,365,918	7.2%

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
April 2005	$36,838	$429	$36,409	$8,865	$45,274
May 2005	34,343	219	34,124	11,198	45,322
June 2005	40,039	210	39,829	8,964	48,793
July 2005	43,344	207	43,138	9,365	52,502
August 2005	46,540	176	46,363	11,564	57,927
September 2005	61,013	410	60,603	10,021	70,625
October 2005	41,563	446	41,117	10,136	51,253
November 2005	37,818	1,823	35,995	16,021	52,016
December 2005	39,553	10,393	29,160	28,760	57,920
Full year 2005	$481,260	$15,628	$465,632	$146,640	$612,272

January 2006	$41,524	$2,606	$38,918	$12,199	$51,117
February 2006	34,416	821	33,595	11,417	45,012
March 2006	34,236	1,073	33,162	14,165	47,327
YTD 2006	$110,175	$4,501	$105,675	$37,781	$143,456

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Net Retained			Portfolio
	Commitments 7/	Purchases	Purchase Yield 8/	Sales
April 2005	$5,104	$8,865	5.04%	$1,680
May 2005	(8,768)	11,198	4.99%	17,812
June 2005	(3,185)	8,964	5.33%	10,350
July 2005	3,858	9,365	5.43%	9,288
August 2005	(21,943)	11,564	5.27%	12,507
September 2005	(403)	10,021	5.44%	31,071
October 2005	8,314	10,136	5.50%	4,437
November 2005	20,084	16,021	5.17%	2,571
December 2005	19,595	28,760	5.43%	2,876
Full year 2005	$35,469	$146,640	5.16%	$113,295

January 2006	$9,187	$12,199	5.47%	$1,774
February 2006	9,704	11,417	5.68%	5,142
March 2006	16,584	14,165	5.76%	2,547
YTD 2006	$35,475	$37,781	5.64%	$9,462

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $328 billion of Fannie Mae MBS as of March 31, 2006.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $1,643 million in March 2006.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts.
8/	Calculated as commitment yield for single-family loans, pass-thru rate for multifamily loans and coupon divided by price for securities. Yields are presented on a taxable-equivalent basis.
Numbers may not sum due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/			Multifamily
	Liquidations		Liquidations		Non-Credit	Credit
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
April 2005	$19,899	27.82%	$33,740	28.05%	0.30%	1.68%	0.57%	0.10%
May 2005	17,301	24.72%	27,844	22.96%	0.30%	1.68%	0.57%	0.10%
June 2005	18,502	27.14%	29,243	23.79%	0.30%	1.69%	0.57%	0.10%
July 2005	19,575	29.42%	34,429	27.69%	0.32%	1.74%	0.59%	0.08%
August 2005	19,624	30.25%	34,976	27.80%	0.32%	1.76%	0.59%	0.08%
September 2005	19,468	31.23%	37,036	28.72%	0.33%	1.78%	0.61%	0.09%
October 2005	16,407	27.25%	32,350	24.56%	0.35%	1.86%	0.64%	0.24%
November 2005	15,247	25.54%	31,156	23.50%	0.46%	2.11%	0.77%	0.27%
December 2005	14,318	23.82%	28,167	21.18%	0.47%	2.14%	0.79%	0.27%
Full year 2005	$211,416	26.25%	$368,067	24.59%

January 2006	$12,405	20.50%	$25,765	19.26%	0.45%	2.12%	0.77%	0.27%
February 2006	10,843	18.00%	20,830	15.41%	0.43%	2.05%	0.74%	0.27%
March 2006	11,366	18.92%	21,433	15.70%
YTD 2006	$34,614	19.13%	$68,028	16.78%

AVERAGE INVESTMENT BALANCES

Fannie Mae has determined at this time not to provide average investment balances, which are derived from numbers that are subject to restatement.

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)

April 2005	-1
May 2005	-1
June 2005	0
July 2005	1
August 2005	0
September 2005	1
October 2005	1
November 2005	0
December 2005	0
January 2006	0
February 2006	0
March 2006	0

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month. Since October 2005, we have included non-mortgage assets and liabilities in the duration gap calculation. Our portfolio duration gap calculation excludes any interest rate sensitivity of the credit guaranty business.
Numbers may not sum due to rounding.

In connection with the ongoing re-audit and restatement of Fannie Mae’s previously published financial statements, management is undertaking a comprehensive review of Fannie Mae’s accounting routines and controls, financial reporting process and the application of generally accepted accounting principles. While most of the information contained in this summary is not derived from Fannie Mae’s financial statements, we expect that some of this information will be impacted by the re-audit and restatement. Management believes that the information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in our business, notwithstanding that information may change, perhaps materially, from what is reported herein. Issues under review that will cause some of this information to change include those related to securities accounting, loan accounting, consolidation and amortization. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, May 11, 2005, August 9, 2005, November 10, 2005, and March 13, 2006.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.